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                                                                   Exhibit 10.17



THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL OF THE MAKER THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                                 PROMISSORY NOTE

$400,000.00                                                     November 6, 2003
                                                               Longwood, Florida

         FOR VALUE RECEIVED, the undersigned, Empire Financial Holding Company, a Florida corporation (the "Maker"), hereby promises to pay to the order of Richard L. Goble and the Richard L. Goble First Revocable Trust (collectively, the "Payee"), or registered assigns, at 282 Snowfields Run, Lake Mary, Florida 32746, or at such other address as the Payee may from time to time designate in writing to the Maker, in lawful money of the United States of America, the principal sum of Four Hundred Thousand Dollars ($400,000.00), together with simple interest thereon at the annual rate of six percent (6%) through December 31, 2004 and nine percent (9%) thereafter commencing on the date hereof.

         1. PAYMENTS. Accrued interest on this Note shall be due and payable in arrears to Payee in monthly installments on the first day of each calendar month until this Note is repaid in full. The principal amount of this Note shall be payable in monthly installments on the first day of each calendar month until this Note is repaid in full in the amount of $11,111.11 per installment. The first interest payment and monthly principal payment shall be due and payable on December 1, 2003 and the first monthly principal payment shall be pro rotated for the period from the date hereof through December 1, 2003. The Maker shall continue to make installment payments in accordance with the terms hereof until the earlier of (i) full repayment of this Note,




                                                                   Maker:_______

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or (ii) November 15, 2006, at which time any remaining balance payable under this Note shall become due in full.

         Notwithstanding the foregoing, in the event that the Maker receives any proceeds from the issuance of any equity security (other than in connection with the exercise of stock options) or in connection with the incurrence of any indebtedness for money borrowed (excluding indebtedness incurred by the Maker in connection with margin loans to customers), then the Maker shall be obligated to make principal payments to both the Payee and to the payee of the Gagne Indebtedness (as defined in that certain Stock Purchase Agreement, dated of even date herewith, by and among the Gagne First Revocable Trust, Kevin M. Gagne and Richard L. Goble) simultaneously with the receipt of such proceeds in an aggregate amount equal to 50% of the net proceeds (after the payment of all expenses incurred by Maker in connection with such issuance of any equity security or the incurrence of such indebtedness for borrowed money) actually received by the Maker up to the amount of any remaining balance payable under this Note and the Gagne Indebtedness. The 50% payment shall be divided by the Maker between the Payee and the payee of the Gagne Indebtedness proportional to the then outstanding principal amount of this Note and the Gagne Indebtedness.

         In addition, notwithstanding the foregoing, in the event that the Maker receives any proceeds from the sale, assignment or transfer of its customer accounts, then the Maker shall be obligated to make principal payments to both the Payee and to the payee of the Gagne Indebtedness simultaneously with the receipt of such proceeds in an aggregate amount equal to the net proceeds (after the payment of all expenses incurred by Maker in connection with such transaction) actually received by the Maker up to the amount of any remaining balance payable under this Note and the Gagne Indebtedness. The payment shall be divided by the Maker




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                                                                   Maker:_______
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between the Payee and the payee of the Gagne Indebtedness proportional to the then outstanding principal amount of this Note and the Gagne Indebtedness.

         2. PERMITTED LIENS AND INDEBTEDNESS. The Maker shall not incur without the express written consent of Payee, any indebtedness for money borrowed, excluding indebtedness incurred by the Maker in connection with margin loans to customers, any indebtedness by its terms is expressly subordinated to the indebtedness evidenced hereunder and the Gagne Indebtedness. The Maker agrees that it will not make any payment of principal with respect to the Gagne Indebtedness unless simultaneously the Maker pays to the Payee a proportionate payment of principal under this Note. Additionally, no liens shall be permitted on any of the Maker's property or assets material to its business other than liens arising in the ordinary course of the Maker's business.

         3. PREPAYMENTS. This Note may be prepaid, in whole or in part, at any time without premium or penalty.

         4. DEFAULT; REMEDIES UPON DEFAULT.

         (a) DEFAULT. The occurrence of any one or more of the following events shall constitute an event of default (each an "Event of Default") hereunder:

         (i) if the Maker makes an assignment for the benefit of creditors;

         (ii) if there shall be filed by the Maker or against the Maker (except by the Payee) any petition for any relief under the bankruptcy laws of the United States now or hereafter in effect or any proceeding shall be commenced (except by the Payee) with respect to Maker under any insolvency, readjustment of debt, reorganization, dissolution, liquidation or similar law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity), provided that in the case of any involuntary filing or the commencement of any involuntary proceeding against




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                                                                   Maker:_______
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Maker such proceeding or petition shall have continued undismissed and unvacated for 90 days; or

         (iii) if the Maker shall fail for any reason to make any payment of principal and interest hereunder when due; provided, however, that Maker shall have five business days to make such payment after Payee provides written notice to the Maker that such payment was not received by the Payee.

         (b) REMEDIES UPON DEFAULT. If any Event of Default shall occur for any reason, then and in any such event, in addition to all rights and remedies of the Payee under applicable law or otherwise, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively and concurrently, the Payee may, at its option, declare any or all amounts owing under this Note to be due and payable, whereupon the then unpaid balance hereof, together with all accrued and unpaid interest thereon, shall forthwith become due and payable and the annual interest rate payable on this Note shall be increased from the date of the Event of Default to twelve percent (12%).

         5. ATTORNEYS' FEES. In any proceeding to enforce or concerning this Note, in addition to any other relief that the prevailing party may be entitled to, the prevailing party shall be entitled to recover their attorneys' fees and costs incurred at the trial and appellate levels, including, without limitation, any attorneys' fees and costs incurred in litigating the entitlement to and amount of such attorneys' fees and costs.

         6. OTHER PAYMENTS. Notwithstanding any other provision of this Note, the Payee agrees that the Maker shall have the right to set-off any payment owing to the Payee to the extent of any and all payments or other obligations due to but not yet received by the Maker from the Payee.





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                                                                   Maker:_______
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         7. NOTICE. The Maker hereby severally waives demand, protest, presentment and notice of maturity, non-payment or protest and any and all requirements necessary to hold the Maker liable as a Maker of this Note.

         8. WAIVER. The waiver by the Payee of the Maker's prompt and complete performance of, or default under, any provision of this Note shall not operate nor be construed as a waiver of any subsequent breach or default and the failure by the Payee to exercise any right or remedy which it may possess hereunder and shall not operate nor be construed as a bar to the exercise of any such right or remedy upon the occurrence of any subsequent breach or default.

         9. GOVERNING LAW. This Note shall be governed by, and construed in accordance with, the laws of the State of Florida.

         10. AMENDMENTS. This Note may not be modified or amended, except by a written instrument executed by the Maker and the Payee.

         IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.


                                       EMPIRE FINANCIAL HOLDING COMPANY



                                       By: /s/ KEVIN M. GAGNE
                                           -------------------------------------
                                               Kevin M. Gagne
                                               Chief Executive Officer






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                                                                   Maker:_______